Exhibit 10.1

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made as of the 18th day of September, 2019, by and between Diamedix Corporation, a Florida corporation (“Seller”), and PRH Investments, LLC, a Florida limited liability company (“Purchaser”).

W H E R E A S:

A.     Seller and Purchaser entered into that certain Purchase and Sale Agreement made and entered into as of June 17, 2019, as amended by that certain Amendment to Purchase and Sale Agreement dated as of July 1, 2019 (collectively, the “Agreement”) for the purchase of the Property (as such term is defined in Section 1 of the Agreement).

B.     The Seller and Purchaser desire to further amend the Agreement in certain respects as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual promises and agreements below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby further agree as follows:

1.     The foregoing recitals are true and correct and are incorporated herein in their entirety.

2.     This Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.

3.     Section 1(d) of the Agreement is hereby deleted in entirety and replaced with the following:

“(d)     “Closing Date” shall mean the later of (a) October 15, 2019 or (b) the date that is fourteen (14) calendar days following the date on which Seller certifies to Purchaser that Seller has completed the SEC Assemblage Demolition and provides evidence thereof.”

4.     The following is added as Section 32 of the Agreement:

“Purchaser shall have the right to file any applications and other documentation with any governmental authorities having jurisdiction over the Property as necessary to obtain site plan approval, permits, entitlements and all other governmental approvals required for the development of the Property for Purchaser’s intended use (collectively, the “Approvals”). Seller shall cooperate, at no cost to Seller, with Purchaser in all respects in Purchaser’s efforts to obtain any and all Approvals and shall join in and execute all applications, documents and/or submittals required in connection therewith.”

5.     This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all constituting only one agreement. Facsimile or electronic (i.e., PDF) copies of this Amendment shall be deemed to have the same force and effect as original hard copies of the same. Seller and Purchaser hereby agree that any electronic signature to this Amendment shall be as binding as an original signature for all purposes.

6.     Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

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IN WITNESS WHEREOF, the Seller and Purchaser have executed this Amendment as of the date first written above.

SELLER: DIAMEDIX CORPORATION, a Florida limited corporation By: /s/ David Barka Name: David Barka Title: CEO

PURCHASER: PRH INVESTMENTS, LLC, a Florida limited liability company By: /s/ Jeffery Hoyos Name: Jeffery Hoyos Title: Vice President

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